Exhibit 99.1

For Immediate Release:
June 24, 2003


              DICE ANNOUNCES CONFIRMATION OF REORGANIZATION PLAN TO
                        ELIMINATE $69.4 MILLION OF DEBT
                   Company to Emerge as Privately Held Entity


New York, NY-- June 24, 2003-- Dice Inc. (OTC Bulletin Board: DICEQ) today announced that the U.S. Bankruptcy Court for the Southern District of New York has confirmed its pre-arranged Joint Plan of Reorganization (the "Plan") proposed by the Company and by Elliott Associates, L.P. and Elliott International, L.P. (together, "Elliott"), which hold approximately 48% of the Company's Convertible Subordinated Notes (the "Notes").

The Plan received overwhelming approval by shareholders and bondholders, with both classes entitled to vote having done so by substantially more than the margins required for acceptance by each class. According to the final count of ballots received by the voting deadline, 98.7% of the shares that were voted were in favor of the Plan. Holders of 92% of the principal amount of the Notes voted; 100% of those Notes were voted in favor of the Plan. No objections to confirmation of the Plan were received. The Company is targeting June 30, 2003 as the Effective Date for emergence from Chapter 11.

"We have continued to deliver the highest quality service to our customers during the process of reorganizing our capital structure," said Scot W. Melland, chairman and chief executive officer of Dice Inc. "The ongoing operations of Dice and MeasureUp were not affected. In fact, we have been able to strengthen our market position, introduce many enhancements to our service, and win new customers."

"Our performance reflects the hard work of our employees, the strength of our brand, and the quality of our relationships," continued Melland. "We appreciate the continued loyalty of our customers and the strong support of the Plan by all stakeholder groups."

"The Plan confirmed today will eliminate all of the outstanding Notes via a debt for equity exchange, from which we will emerge as a privately held, essentially debt-free company with a solid financial position," said Michael P. Durney, senior vice president and chief financial officer of Dice Inc. "The dedication of our employees and support from our stakeholders has enabled us to complete this process rapidly and efficiently (within 130 days), well within the timetable announced in February."

"Our business continues to generate positive cashflow, and after paying all claims and costs associated with the restructuring process, Dice will emerge with more than enough cash to continue to grow our business and serve our customers," said Durney.

Joint Plan of Reorganization

As  previously   reported,   the  Plan  provides  for  the   extinguishment   of
approximately $69.4 million in aggregate face amount of the Company's Notes in exchange for 19,000 shares, or

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95%, of  Reorganized  Dice  Common  Stock.  Upon the  Company's  emergence  from bankruptcy, Elliott will own approximately 46% of Reorganized Dice.

The Plan also provides for the 130 largest current Dice shareholders to receive a pro rata allocation of 1,000 shares, or 5%, of Reorganized Dice Common Stock. The remainder of shareholders will receive a pro rata allocation of $50,000 in cash. Stockholders who would receive less than an aggregate of $5.00 for their shares will not participate in the cash distribution. In addition to their 5% ownership, existing Dice shareholders who receive new common stock will also receive warrants to acquire an additional 8% of Reorganized Dice Common Stock. These warrants will have an exercise price which would equate to an equity value for the Reorganized Company of $69.4 million in the aggregate. Under the Plan, all of the Company's currently outstanding capital stock and options will be canceled.

On the Effective Date, the Company will make payments to creditors as determined under the Plan and will initiate the process of canceling its existing stock and distributing Reorganized Dice Common Stock. The process of distributing new stock and cash to existing Dice shareholders and exchanging new stock for the Notes will take several weeks.

On the Effective Date, the Company will also begin the process of deregistering its existing common stock, and as a result, will become privately held.

About Dice Inc.

Dice Inc. (OTC Bulletin Board: DICEQ, http://about.dice.com) is the leading provider of online recruiting services for technology professionals. Dice Inc. provides services to hire, train and retain technology professionals through its two operating companies, dice.com, the leading online technology-focused job board, as ranked by Media Metrix and IDC, and MeasureUp, a leading provider of assessment and preparation products for technology professional certifications.

Corporate Profile
Dice Inc.'s corporate profile can be viewed at http://about.dice.com.

Cautionary Statement Regarding Forward-Looking Information and Other Matters

Statements made by Dice which address activities, events or developments that we expect or anticipate may occur in the future, including certain of the information contained in this release, the joint plan of reorganization and the disclosure statement, are forward-looking statements that reflect the Company's current views with respect to current and future events and financial performance. Any forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Forward-looking statements, including statements as to the proposed restructuring plan, proposed new capital structure, or proposed private company structure, may be significantly and materially impacted by certain risks and uncertainties. These risks and uncertainties include, but are not limited to, failure to obtain necessary bankruptcy court approvals, loss of continued support of the plan by the Company's co-proponent, delays in the effective date of the plan due to factors beyond the Company's control, failure to meet operating objectives or to execute the operating plan, failure to meet restructuring plan objectives or to execute the restructuring plan,

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competition,  and other economic factors. Additional risks and uncertainties are described in the Company's public filings with the Securities and Exchange Commission. Any forward-looking information in or referred to by this press release, the joint plan of reorganization or the disclosure statement is current only as of the date of publication, and Dice disclaims any obligation to update this information, except as required by law.

The terms of the Company's joint plan of reorganization, which can affect the value of the Company's various pre-petition liabilities and common stock, have been confirmed by the bankruptcy court. The Company expects that most of its existing shareholders will not realize any significant recovery on their investment. In light of the foregoing the Company considers the value of the common stock to be highly speculative and cautions equity holders that the stock may ultimately be determined to have no value. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in Dice common stock or any claims relating to pre-petition liabilities and/or other Dice securities.

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Company Contact Information                                    Media Contact Information
Michael P. Durney                                              Claudine Cornelis
Senior Vice President, Finance and                             Stephanie Sampiere
Chief Financial Officer                                        FD Morgen-Walke
                                                               tel: 212-850-5600
Constance Melrose
Vice President, Treasury and Investor Relations                Investor Relations Contact Information
                                                               Richard Schineller
Dice Inc.                                                      3rd Millennium
ir@dice.com                                                    rich@3rd-mm.com
tel: 212-725-6550                                              tel: 973-244-7800, ext. 1711

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